UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

CLEARWAY ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36002 (Commission File Number)	46-1777204 (IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 608-1525
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

CEG ROFO Agreement Amendment

On February 14, 2019, Clearway Energy, Inc. (the “Company”) entered into the First Amendment to Right of First Offer Agreement (the “Amendment”) with Clearway Energy Group LLC (“CEG”). Pursuant to the Amendment, CEG agreed to add Hawaii Solar Phase II, which consists of two solar and storage projects located in Oahu, Hawaii with a combined capacity of 75 megawatts, to the CEG ROFO pipeline. CEG, through its ownership of all of the Company’s Class B and Class D common stock, has a majority voting interest in the Company. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 8.01                                           Other Events.

On February 14, 2019, the Company issued a press release announcing  business updates and updates to its 2019 financial guidance.  A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Document
10.1	First Amendment to Right of First Offer Agreement, dated February 14, 2019, by and between Clearway Energy Group LLC and Clearway Energy, Inc.

99.1	Press Release, dated February 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.
(Registrant)

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: February 14, 2019